Sotheby's EST. 1744

1334 York Avenue
New York NY 10021
+1 212 606 7000
www.sothebys.com

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH "[***]". SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II)WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Masterworks Gallery LLC as agent for Masterworks
Cayman SPC on behalf of its Gallery Segregated Portfolio
1 World Trade Ctr
57th Floor
NEW YORK NY 10007-0094
USA

Account number [***]
Date 29 September 2025

Your successful purchase in Contemporary Curated

Sale N11781 - 26 September 2025

Congratulations on your recent purchase. We are pleased to provide the information necessary for finalizing your transaction.

Notice

If the total amount of this invoice is $25,000.00 or less, please refer to our Conditions of Business for Buyers and our Guide for Buyers for details regarding our option to charge or debit your saved payment method. If applicable, details of the scheduled payment will be sent to you by email.

- You can review your saved payment method in My Account.

- ## Invoice for $558,800.00

  Your payment is due 24 January 2026. Your invoice gives instructions on how to pay.

- ## Shipping Quote

  We will provide you with a quote for the cost of shipping your property within the next ten days. If you would prefer to collect your property or arrange your own shipping, please refer to our Property Collection information at www.sothebys.com/pickup.

- ## Lot image & details

Manage your account online

View documents, make payments or update your preferences.

www.sothebys.com/my-account/purchases

Scan the code with your smartphone to view your account.

For questions related to payment, taxes, shipping and collection, please visit our Guide for Buyers: www.sothebys.com/buyers-guide

Sotheby's EST. 1744

1334 York Avenue
New York NY 10021
+1 212 606 7000
www.sothebys.com

Masterworks Gallery LLC as agent for
Masterworks Cayman SPC on behalf of its Gallery
Segregated Portfolio
1 World Trade Ctr
57th Floor
NEW YORK NY 10007-0094
USA

Account number	[***]
Invoice number	[***]
Date	29 September 2025
Sotheby's, Inc. Lic. No.	[***]
Sale currency	USD

Invoice for Contemporary Curated
Sale N11781 - 26 September 2025

LOT 206 - Joan Mitchell, Untitled

Lot location	Not in inventory
Hammer price	$440,000.00
Buyer's premium	$118,800.00
Sales tax *0% of hammer price, buyer's premium and, if applicable, overhead premium*	$0.00
Shipping to: attn: William Sunstrom NEWARK DE 19711-8016 US	
Lot total	$558,800.00
Invoice total	**$558,800.00**

- Payment of $558,800.00 is due on 24 January 2026

We can only accept payment from the buyer named on this invoice.

To view a full list of payment options and details please visit:

www.sothebys.com/payments

Wire transfers

- [***]

New York NY10004	
Account name	Sotheby's Inc.
Account number	[***]
ABA routing number	[***]
SWIFT code [***]	

Please include your name, your account number ([***]) and invoice number ([***])

Late payment liable to interest

Late payment liable to interest

Sales tax is based on the shipping location for each item.

For assistance, please contact
Post Sale Services
E uspostsaleservices@sothebys.com

Sotheby's EST. 1744

1334 York Avenue
New York NY 10021
+1 212 606 7000
www.sothebys.com

Masterworks Gallery LLC as agent for
Masterworks Cayman SPC on behalf of its Gallery
Segregated Portfolio
1 World Trade Ctr
57th Floor
NEW YORK NY 10007-0094
USA

Account number	[***]
Date	29 September 2025
Sale currency	USD

Lot image & details



Please keep this for your records

Joan Mitchell, Untitled

Sale	Contemporary Curated
Sale number & date	N11781 - 26 September 2025
Lot number	206
Shipping Dimensions (L x W x H)	17.25 x 1.50 x 14.25 IN
Purchase Price (excluding any taxes)	$558,800.00